                                                                       Exhibit 5


                         SHAREHOLDERS OF AFG EXECUTING
                         -----------------------------
                     VOTING AGREEMENT AND IRREVOCABLE PROXY
                     --------------------------------------

      Name and Address                                   No. of AFG Shares Owned
      ----------------                                   -----------------------
  1.  Mr. Bernard Marcus                                      231,774
      The Home Depot Inc.
      2727 Paces Ferry Road
      Atlanta, GA  30339

  2.  Mr. Arthur Blank                                        260,422
      The Home Depot, Inc.
      2727 Paces Ferry Road
      Atlanta, GA  30339

  3.  Mr. Stephen Levin                                       201,222
      350 Royal Poincina Plaza
      Suite 322B
      Palm Beach, FL  33480

  4.  Mr. Arthur Calcagnini                                   213,871
      Lombard World Trade, Inc.
      20 Exchange Place
      New York, NY  10005

  5.  Mr. George Soros                                      1,949,933
      Soros Fund Management
      888 Seventh Avenue
      33rd Floor
      New York, NY  10106

  6.  Mr. W. Robbert Lappin                                   233,582
      Lappin Communications,
        Inc.
      231 Bradley Place
      Palm Beach, FL  33480

  7.  Mr. Peter S. Gold                                       249,466
      2029 Century Park East
      Los Angeles, CA  90067


  8.  Mr. Gary Erlbaum                                         402,661
      Green Tree Properties
        Corporation
      44 West Lancaster Avenue
      Suite 110
      Ardmore, PA  19003

 9.   Mr. Kenneth G. Langone                                   958,917
      Invemed Associates, Inc.
      375 Park Avenue
      Suite 2205
      New York, NY  10152

 10.  Mr. Robert A. Day                                        477,306
      c/o Oakmont Corporation
      Atten:  Steven D. Holzman
      865 S. Figueroa Street
      Los Angeles, CA   31500





                                                      Total  5,179,154





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